EX-33.2
(logo) CHEVY CHASE BANK

6151 Chevy Chase Drive
Laurel, Maryland 20707

Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria


Chevy Chase Bank, F.S.B. (the "Bank") is required by certain transaction agreements between the Bank and various investors to assess compliance with servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2007 (the "Reporting Period"), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which the Bank acted as servicer involving residential mortgage loans (the "Platform");

Except as set forth below, the Bank used criteria set forth in paragraph (d) of
Item 1122 of Regulation AB to assess the compliance with Item 1122 servicing criteria;

The Bank has complied, in all material respects, with Item 1122 servicing criteria as of December 31, 2007, and for the Reporting Period with respect to the Platform taken as a whole, except (a) the non-applicable criteria found in 1122(d)(1)(iii), 1122(d)(3)(i)(c), 1122 (d)(3)(i)(d) and 1122(d)(4)(xv) and (b)
as described in appendix B.

Ernst & Young, LLP, a registered public accounting firm, has issued an attestation report on the Bank's assessment of compliance with the applicable servicing criteria for the Reporting Period.

February 22, 2008



/s/ Vicki L. Parry
Vicki L. Parry
Group Vice President
Servicing Manager

/s/ Tom McLaughlin
Tom McLaughlin
Group Vice President

/s/ Robert Buffalo
Robert Buffalo
Senior Vice President

/s/ Joel A. Friedman
Joel A. Friedman
Senior Vice President and Controller

(page)


APPENDIX A



                                                                       APPLICABLE
                                SERVICING CRITERIA^1                     SERVICING CRITERIA
Reference                            Criteria
                General Servicing Considerations

1122(d)(1)(i)   Policies and procedures are instituted                 X
                to monitor any performance or other
                triggers and events of default in
                accordance with the transaction
                agreements.

1122(d)(1)(ii)  If any material servicing activities                   X
                are outsourced to third parties, policies
                and procedures are instituted to monitor
                the third party's performance and
                compliance with such servicing
                activities.

1122(d)(1)(iii) Any requirements in the transaction
                agreements to maintain a back-up servicer for the Mortgage Loans are maintained.

1122(d)(1)(iv)  A fidelity bond and errors and                         X
                omissions policy is in effect on the
                party participating in the servicing
                function throughout the reporting period
                in the amount of coverage required by and
                otherwise in accordance with the terms of
                the transaction agreements.

                Cash Collection and Administration

1122(d)(2)(i)   Payments on Mortgage Loans are deposited               X
                into the appropriate custodial bank
                accounts and related bank clearing
                accounts no more than two business days
                following receipt, or such other number
                of days specified in the transaction
                agreements.

1122(d)(2)(ii)  Disbursements made via wire transfer on                X
                behalf of an obligor or to investor are
                made only by authorized personnel.

1122(d)(2)(iii) Advances of funds or guarantees                        X
                regarding collections, cash flows or
                distributions, and any interest or other
                fees charged for such advances, are made,
                reviewed and approved as specified in
                the transaction agreements.

1122(d)(2)(iv)  The related accounts for the                           X
                transaction, such as cash reserve
                accounts or accounts established as a
                form of overcollateralization, are
                separately maintained (e.g., with respect
                to commingling of cash) as set forth in
                the transaction agreements.

1122(d)(2)(v)   Each custodial account is maintained at                X
                a federally insured depository
                institution as set forth in the
                transaction agreements. For purposes of
                this criterion, "federally insured
                depository institution" with respect to a
                foreign financial institution means a
                foreign financial institution that meets
                the requirements of Rule 13k-1(b)(1)
                of the Securities Exchange Act.

1122(d)(2)(vi)  Unissued checks are safeguarded so as                  X
                to prevent unauthorized access.


                                                                       APPLICABLE
                                SERVICING CRITERIA                     SERVICING CRITERIA
Reference                            Criteria
1122(d)(2)(vii) Reconciliations are prepared on a                      X
                monthly basis for all asset-backed
                securities related bank accounts,
                including custodial accounts and related
                bank clearing accounts. These
                reconciliations (A) are mathematically
                accurate; (B) are prepared within 30
                calendar days after the bank statement
                cutoff date, or such other number of days
                specified in the transaction agreements;
                (C) reviewed and approved by someone
                other than the person who prepared the
                reconciliation; and (D) contain
                explanations for reconciling items.
                These reconciling items are resolved
                within 90 calendar days of their original
                identification, or such other number of
                days specified in the transaction
                agreements.

                Investor Remittances and Reporting

1122(d)(3)(i)   Reports to investors, including those                  X
                to be filed with the Commission^2, are             (except for (C) and (D))
                maintained in accordance with the
                transaction agreements and applicable
                Commission requirements^3. Specifically,
                such reports (A) are prepared in
                accordance with timeframes and other
                terms set forth in the transaction
                agreements; (B) provide information
                calculated in accordance with the terms
                specified in the transaction agreements;
                (C) are filed with the Commission as
                required by its rules and regulations;
                and (D) agree with the investors' or
                trustee's records as to the total unpaid
                principal balance and number of Mortgage
                Loans serviced by the servicer.

1122(d)(3)(ii)  Amounts due to investors are allocated                 X
                and remitted in accordance with
                timeframes, distribution priority and
                other terms set forth in the transaction
                agreements.

1122(d)(3)(iii) Disbursements made to an investor are                  X
                posted within two business days to the
                Servicer's investor records, or such other
                number of days specified in the transaction
                agreements.

1122(d)(3)(iv)  Amounts remitted to investors per the                  X
                investor reports agree with cancelled
                checks, or other form of payment, or
                custodial bank statements.

                Pool Asset Administration

1122(d)(4)(i)   Collateral or security on Mortgage Loans               X
                is maintained as required by the
                transaction agreements or related Mortgage
                Loans documents.

1122(d)(4)(ii)  Mortgage loan and related documents are                X
                safeguarded as required by the
                transaction agreements.

1122(d)(4)(iii) Any additions, removals or                             X
                substitutions to the asset pool are made,
                reviewed and approved in accordance with
                any conditions or requirements in the
                transaction agreements.

1122(d)(4)(iv)  Payments on Mortgage Loans, including any              X
                payoffs, made in accordance with the related
                Mortgage Loan documents are posted to the
                Servicer's obligor records maintained no
                more than two business days after
                receipt, or such other number of days
                specified in the transaction agreements,
                and allocated to principal, interest or
                other items (e.g., escrow) in accordance
                with the related Mortgage Loan documents.

1122(d)(4)(v)   The Servicer's records regarding the                   X
                Mortgage Loans agree with the Servicer's
                records with respect to an obligor's
                unpaid principal balance.

1122(d)(4)(vi)  Changes with respect to the terms or                   X
                status of an obligor's Mortgage Loans (e.g.,
                loan modifications or re-agings) are
                made, reviewed and approved by authorized
                personnel in accordance with the
                transaction agreements and related pool
                asset documents.


                                                                       APPLICABLE
                                SERVICING CRITERIA                     SERVICING CRITERIA
Reference                            Criteria
1122(d)(4)(vii) Loss mitigation or recovery actions                    X
                (e.g., forbearance plans, modifications
                and deeds in lieu of foreclosure,
                foreclosures and repossessions, as
                applicable) are initiated, conducted and
                concluded in accordance with
                the timeframes or other requirements
                established by the transaction
                agreements.

1122(d)(4)(viii)Records documenting collection efforts                 X
                are maintained during the period a Mortgage
                Loan is delinquent in accordance with
                the transaction agreements. Such records
                are maintained on at least a monthly
                basis, or such other period specified in
                the transaction agreements, and describe
                the entity's activities in monitoring
                delinquent Mortgage Loans including, for
                example, phone calls, letters and
                payment rescheduling plans in cases where
                delinquency is deemed temporary (e.g.,
                illness or unemployment).

1122(d)(4)(ix)  Adjustments to interest rates or rates                 X
                of return for Mortgage Loans with variable
                rates are computed based on the related
                Mortgage Loan documents.

1122(d)(4)(x)   Regarding any funds held in trust for                  X
                an obligor (such as escrow accounts): (A)
                such funds are analyzed, in accordance
                with the obligor's Mortgage Loan documents,
                on at least an annual basis, or such
                other period specified in the transaction
                agreements; (B) interest on such funds is
                paid, or credited, to obligors in
                accordance with applicable Mortgage Loan
                documents and state laws; and (C) such
                funds are returned to the obligor within
                30 calendar days of full repayment of the
                related Mortgage Loans, or such other number
                of days specified in the transaction
                agreements.

1122(d)(4)(xi)  Payments made on behalf of an obligor                  X^4
                (such as tax or insurance payments) are
                made on or before the related penalty or
                expiration dates, as indicated on the
                appropriate bills or notices for such
                payments, provided that such support has
                been received by the servicer at least 30
                calendar days prior to these dates, or
                such other number of days specified in
                the transaction agreements.

1122(d)(4)(xii) Any late payment penalties in                          X^4
                connection with any payment to be made on
                behalf of an obligor are paid from the
                servicer's funds and not charged to the
                obligor, unless the late payment was due
                to the obligor's error or omission.

1122(d)(4)(xiii)Disbursements made on behalf of an                     X
                obligor are posted within two business
                days to the obligor's records maintained
                by the servicer, or such other number of
                days specified in the transaction
                agreements.

1122(d)(4)(xiv) Delinquencies, charge-offs and                         X
                uncollectible accounts are recognized and
                recorded in accordance with the
                transaction agreements.

1122(d)(4)(xv)  Any external enhancement or other
                support identified in Item
                1114(a)(1) through (3) or Item 1115 of
                this Regulation AB, is maintained as set forth in the transaction agreements.


1 Whenever used in this Appendix A, Applicable Servicing Criteria, the following words shall have the meaning specified below:
  1. "asset pool" shall mean the pool of Mortgage Loans sold by Chevy Chase Bank, F.S.B. (the "Asserting Party") to the investor pursuant to the transaction agreements and which are included on Servicer's platform.
  2. "investor" means the purchaser under the then current purchase, sale and servicing agreement between the investor and the Asserting Party, and any assignees of the Purchaser, including the Master Servicer.
  3. "investor reports" "reports to investors" mean the reports required to be sent to the investor as required by the transaction agreements.
  4. "Servicer" and "servicer" means Chevy Chase Bank, F.S.B. acting in its capacity as Servicer under the then current purchase, sale and servicing agreement between the investor and the Asserting Party.
  5. "transaction agreements" mean the then current purchase, sale and servicing agreement between the investor and the Asserting Party and any AARs of such purchase, sale and servicing agreement.
2 The Asserting Party does not file reports with the Commission and takes no responsibility for such reports.
3 The Asserting Party only maintains reports in accordance with the transaction agreements.
4 The Servicer will obtain an assertion of management and an accompanying 1122 attestation report from the vendor performing such activities.


(page)


Appendix B


1. The Bank has identified the following noncompliance with servicing criteria 1122(d)(2)(vii)(b) and 1122(d)(2)(vii)(d) applicable to the platform during the year end December 31, 2007 as follows:

1122(d)(2)(vii)(b) - Based on a sample of transactions, it was noted that one bank reconciliation was completed beyond the investor required 45-day time constraint and two bank reconciliations that did not contain a completion date.

1122(d)(2)(vii)(d) - Based on a sample of transactions, it was noted that certain agency bank reconciliations did not contain explanations for reconciling items, therefore it could not be determined if those reconciling items were resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.


2. The Bank has implemented the following remediation procedures.

1122(d)(2)(vii)(b) - Management has established policies and procedures requiring all bank reconciliations to be completed with in required time frames. Management has reiterated these policies and procedures with staff and will enforce compliance through periodic review.

1122(d)(2)(vii)(d) - Management has established policies and procedures requiring all bank reconciliations to have complete descriptions of all outstanding reconciling items. Management has reiterated these policies and procedures with staff and will maintain enforce compliance through periodic review.